Exhibit 21
HARLEY-DAVIDSON, INC. SUBSIDIARIES

Name	Jurisdiction of Incorporation
Harley-Davidson Motor Company, Inc.	Wisconsin
Harley-Davidson Museum, LLC	Wisconsin
Harley-Davidson Retail, LLC	Wisconsin
HDWA, LLC	Wisconsin
ElectricSoul, LLC	Delaware
AEA-Bridges Impact Corp.	Delaware
LiveWire EV, LLC	Delaware
LiveWire Motorcycles Canada, Inc.	Canada
LiveWire U.K. Ltd.	United Kingdom
LiveWire Group, Inc.	Delaware
LiveWire Netherlands BV	Netherlands
LiveWire Motorcycles Alberta, Inc.	Canada
LiveWire France SAS	France
Livewire Germany GMBH	Germany
LiveWire Switzerland GmbH	Switzerland
StaCyc, LLC	Delaware
LiveWire Labs, LLC	Wisconsin
H-D International Holding Co., Inc.	Wisconsin
Harley-Davidson Holding Co., Inc.	Delaware
Harley-Davidson Benelux B.V.	Netherlands
Harley-Davidson Retail B.V.	Netherlands
Harley-Davidson Holland Operations B.V.	Netherlands
Harley-Davidson France SAS	France
Harley-Davidson Germany GmbH	Germany
Harley-Davidson Italia S.r.l.	Italy
Harley-Davidson Japan KK	Japan
Harley-Davidson Europe Ltd.	United Kingdom
Harley-Davidson do Brazil Ltda.	Brazil
Harley-Davidson Australia Pty. Limited	Australia
Harley-Davidson (Shanghai) Commercial and Trading Co., Ltd.	China
H-D Hong Kong Ltd.	Hong Kong
Harley-Davidson Espana S.L.	Spain
Harley-Davidson Switzerland GmbH	Switzerland
Harley-Davidson De Mexico, S. De R.L. De C.V.	Mexico
Harley-Davidson De Mexico Management, S. De R.L. De C.V.	Mexico
Harley-Davidson Africa (Pty) Ltd.	Africa
Harley-Davidson Asia Pacific Pte. Ltd.	Singapore
Harley-Davidson Central and Eastern Europe s.r.o.	Czech Republic
H-D Motor Company India Private Limited	India
Harley-Davidson Austria GmbH	Austria
Harley-Davidson Russia LLC	Russia
Harley-Davidson MENA DMCC	Dubai
Harley-Davidson South East Europe Single Member E.P.E.	Greece
Harley-Davidson (Thailand) Company Limited	Thailand

Name	Jurisdiction of Incorporation
HDMC (Thailand) Limited	Thailand
H-D Motor (Thailand) Limited	Thailand
H-D Motorcycle (Thailand) Limited	Thailand
Harley-Davidson Indonesia PT	Indonesia
Harley-Davidson Retail Canada Inc.	Canada
Harley-Davidson Canada GP Inc.	Canada
Harley-Davidson Canada Inc.	Canada
Harley-Davidson Canada LP	Canada
Harley-Davidson Canada LER ULC	Canada
Harley-Davidson Financial Services, Inc.	Delaware
Harley-Davidson Insurance Services, Inc.	Nevada
Harley-Davidson Credit Corp.	Nevada
Harley-Davidson Insurance Services of Illinois, Inc.	Illinois
Harley-Davidson Customer Funding Corp	Nevada
Harley-Davidson Motorcycle Trust 2019-L	Delaware
Harley-Davidson Motorcycle Trust 2019-A	Delaware
Harley-Davidson Motorcycle Trust 2020-A	Delaware
Harley-Davidson Motorcycle Trust 2020-B	Delaware
Harley-Davidson Motorcycle Trust 2020-M	Delaware
Harley-Davidson Motorcycle Trust 2020-M-2	Delaware
Harley-Davidson Motorcycle Trust 2021-A	Delaware
Harley-Davidson Motorcycle Trust 2021-B	Delaware
Harley-Davidson Motorcycle Trust 2022-A	Delaware
Eaglemark Savings Bank	Nevada
Eaglemark Insurance Company Ltd.	Nevada
Harley-Davidson Leasing, Inc.	Nevada
Harley-Davidson Warehouse Funding Corp.	Nevada
Harley-Davidson Financial Services International, Inc.	Delaware
Harley-Davidson Financial Services Europe Limited	United Kingdom
Harley-Davidson Financial Services Canada, Inc.	Canada